   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2001

                                                      REGISTRATION NO. 333-49103
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            SPRINGS INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                 South Carolina
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   57-0252730
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                      (I.R.S. Employer Identification No.)

                             205 North White Street
                         Fort Mill, South Carolina 29715
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              (Address of Principal Executive Offices and Zip Code)

                            Springs Industries, Inc.
                            1991 Incentive Stock Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

                                C. Powers Dorsett
              Senior Vice President--General Counsel and Secretary
                            Springs Industries, Inc.
                             205 North White Street
                         Fort Mill, South Carolina 29715
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                     (Name and Address of Agent For Service)

                                 (803) 547-1500
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          (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES


         The Registration Statement on Form S-8 (Registration No. 333-49103) (the "Registration Statement") of Springs Industries, Inc. ("Springs") pertaining to 1,250,000 shares of Class A common stock of Springs to which this Post-Effective Amendment No. 1 relates became effective on April 1, 1998.

         In accordance with an undertaking made by Springs in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, Springs hereby removes from registration the securities of Springs registered but unsold under the Registration Statement.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fort Mill, State of South Carolina, on November 13, 2001.



                                  SPRINGS INDUSTRIES, INC.


                                  By: /s/C. Powers Dorsett
                                      -----------------------------
                                      C. Powers Dorsett
                                      Senior Vice President-General Counsel and
                                      Secretary





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                                                             Date:
Principal Executive Officer:     /s/Crandall C. Bowles                       November 13, 2001
                                 ---------------------------------------
                                 Crandall C. Bowles
                                 Chairman and Chief Executive Officer
                                 and Director
                                                                             Date:
Principal Financial Officer:     /s/Kenneth E. Kutcher                       November 13, 2001
                                 ---------------------------------------
                                 Kenneth E. Kutcher
                                 Executive Vice President &
                                 Chief Financial Officer
                                                                             Date:
Principal Accounting Officer:    /c/Charles M. Metzler                       November 13, 2001
                                 ---------------------------------------
                                 Charles M. Metzler
                                 Vice President-Controller

                                                            Date:
Director:            /s/Leroy S. Close                      November 13, 2001
                     -----------------------------
                     Leroy S. Close

                                                            Date:
Director:            /s/Robert P. Lee                       November 12, 2001
                     -----------------------------
                     Robert P. Lee

                                                            Date:
Director:            /s/W. Gerald McConnell                 November 12, 2001
                     -----------------------------
                     W. Gerald McConnell

                                                            Date:
Director:            /s/David A. Stockman                   November 12, 2001
                     -----------------------------
                     David A. Stockman

                                                            Date:
Director:            /s/Daniel P. Tredwell                  November 12, 2001
                     -----------------------------
                     Daniel P. Tredwell